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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of PSW Technologies, Inc. on Form S-8 of our report dated May 31, 1995, relating to the financial statements of PSW Technologies, Inc. for the year ended December 31, 1994 and to the reference to our firm under the caption "Experts" appearing in the Registration Statement on Form S-1 (File No. 333-21565) of PSW Technologies, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


                                       /s/ Margolin, Winer & Evens LLP
                                       Margolin, Winer & Evens LLP

Garden City, New York
June 4, 1997